SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                        ----------------


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):           October 21, 1999
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                  INSITUFORM TECHNOLOGIES, INC.
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     (Exact name of registrant as specified in its charter)


    Delaware                 0-10786              13-3032158
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 (State or other           (Commission          (IRS Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


702 Spirit 40 Park Drive, Chesterfield, Missouri         63005
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number,
including area code                               (636) 530-8000
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Item 5.   Other Events.
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          On October 21, 1999, the Registrant announced the
expansion of its existing stock repurchase authorization first announced in the third quarter of 1998. An aggregate of 2,240,100 shares of the class A common stock $.01 par value (the "Common Stock"), of the Registrant has been repurchased under the program's original authorization of up to 2,700,000 shares. The Registrant's Board of Directors has increased the original authorization by up to 2,000,000 shares of Common Stock through the period ending June 2003.

          Stock repurchases will continue to be made during such period in open market transactions. The amount and timing of transactions will be dependent upon a number of factors, including the price and availability of the Registrant's shares, general market conditions and competing alternative uses of funds, and may be discontinued at any time. The repurchased shares will be held as treasury stock. The Registrant currently has outstanding 25,123,278 shares of Common Stock.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            INSITUFORM TECHNOLOGIES, INC.

                            By s/Anthony W. Hooper
                              ------------------------------
                              Anthony W. Hooper
                              President


Dated: October 26, 1999